CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Additional Information" in the Prospectus of the American Select Cash Reserve Fund and to the use of our report on the American Select Cash Reserve Fund dated September 27, 1999 in the Registration Statement (Form N-1A) of the American Select Funds filed with the Securities and Exchange Commission in this initial Registration Statement under the Securities Act of 1933 and Investment Company Act of 1940.



                                          /s/ ERNST & YOUNG LLP
                                          ---------------------
                                          ERNST & YOUNG LLP




Dallas, Texas
September 28, 1999